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                                                                   EXHIBIT 99.1

                         [FORM OF FRONT OF PROXY CARD]

                                  DETACH HERE

                                                                     PROXY CARD

PROXY CARD                [EASTERN ENTERPRISES LOGO]

  THIS PROXY IS SOLICITED ON BEHALF OF THE EASTERN ENTERPRISES BOARD OF TRUSTEES FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY , 1999

The undersigned appoints J. Atwood Ives and Fred C. Raskin, or either of them (the "Proxy Holders") proxies for the undersigned, each with full power of substitution and revocation, to attend the special meeting (the "Special Meeting") of Shareholders of Eastern Enterprises ("Eastern"), to be held on
     , February , 1999 at 10:00 a.m., Eastern Standard Time, at the offices of Ropes & Gray at One International Place, 36th Floor, Boston, Massachusetts, or at any adjournments or postponements of the Special Meeting, and to vote as specified in this Proxy all the shares of Eastern Common Stock which the undersigned would be entitled to vote if personally present.

THE MATTERS REFERRED TO ON THE REVERSE SIDE ARE MORE FULLY DESCRIBED IN THE NOTICE OF AND PROXY STATEMENT FOR THE SPECIAL MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED STOCK ISSUANCE.

                            YOUR VOTE IS IMPORTANT!

                          PLEASE MARK, SIGN, AND DATE
                           THIS PROXY ON THE REVERSE
                          SIDE AND RETURN IT PROMPTLY
                              IN THE ACCOMPANYING
                                   ENVELOPE.

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
    SEE REVERSE SIDE    (CONTINUED AND TO BE SIGNED     SEE REVERSE SIDE
                              ON REVERSE SIDE)
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                        [FORM OF REVERSE OF PROXY CARD]

[EASTERN ENTERPRISES LOGO]

                                  DETACH HERE

[X] Please mark vote as in this example.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the following proposal.

                                                FOR       AGAINST    ABSTAIN
1.APPROVAL OF STOCK ISSUANCE PROPOSAL:           [_]         [_]        [_]

Approval of the issuance of common stock pursuant to the Agreement and Plan of Reorganization, dated as of October 17, 1998, between Colonial Gas Company and
Eastern Enterprises.

In their discretion, the Proxy Holders are authorized to vote upon any other business that may properly come before the meeting.

You must return your completed proxy card before the Special Meeting in order for your vote to be counted.

                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING [_]

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

NOTE: Please sign name exactly as your name(s) appears. If shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature ___________________________

                                        Date ________________________________

Signature ___________________________   Date ________________________________